               ------------------------------------
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
               ------------------------------------
                            FORM 8-K
                         CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934
               ------------------------------------

Date of Report (Date of earliest event reported) September 10, 1996
                                                -------------------

                   REGAL INTERNATIONAL, INC.
                   -------------------------
     (Exact name of registrant as specified in its charter)

                            Delaware
                  --------------------------
       (State or other jurisdiction of incorporation)

1-8334                                            75-1071589
------                                           -------------
(Commission File Number)         (IRS Employer Identification No)

P.0 Box 1237- Corsicana,              Texas 75151
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(Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code (903) 872-3091


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	Item 2          Acquisition or Disposition of Assets
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On September 10, 1996, Regal International, Inc. (the "Registrant") has
consummated a transaction whereby the Registrant acquired all the issued and outstanding shares of Westronix Limited, a British Virgin Islands corporation ("Westronix"), from China Strategic Holdings Limited, a Hong Kong company ("CSH') pursuant to the terms of the Acquisition Agreement entered into on September 10, 1996. Westronix's sole asset is a 100% equity interest in China Construction International Group Limited, a Hong Kong company ("China Construction") which owns 51% joint venture interest in Hangzhou Zhongche Huantong Development Co., Ltd. ("Hangzhou Huantong"), a Sino-foreign joint venture established in Hangzhou, Zhejiang Province, the People's Republic of China ("China") on June 23, 1993. The consideration paid by the Registrant is a $30 million Convertible Note bearing interest at the rate of nine percent (9%) per annum after an initial six (6) month interest-free period (the "Note").

The Note is payable interest only on an annual basis, with all principal being due and payable on September 10, 1999. The principal and any unpaid interest due on the Note are convertible into shares of Common Stock, $0.01 par value, of the Registrant ("Common Stock") at a conversion price of $0.0302 per share. The principal amount of the Note may be automatically reduced and adjusted downwards, if an opinion issued by an independent third party on the amount of consideration paid by the Registrant, states an amount which is 10% less than the consideration paid by the Registrant. The adjustment is a formula designed to ensure fairness of the transaction.
The Note is secured by all assets of Westronix and its related subsidiaries.

Hangzhou Huantong is a joint venture between China Construction (51%) and Hangzhou Transportation Development Corporation (49%). Hangzhou Huantong
has been established to develop the construction project called "Hangzhou
Ring Road" which has been approved as a priority project by the Hangzhou
Town Planning Committee in 1992. The Hangzhou Ring Road is built to direct the congested traffic outside the city of Hangzhou. The Hangzhou Ring Road has a total length of 38.2 km and comprises of three sections: Section 1 consists of 13.2 km route from Jichang Road to Xiangfuqiao; Section 2 consists of 13.7 km route from Xiangfuqiao to Liuxai, and Section 3 consists of 11.3 km route from Liuxai to Lingjiaqiao. Section 1 has been completed and opened for traffic.  Section 2 is still under construction and is expected to be completed in November 1996 and opened to traffic in December 1996. Construction of Section 3 has already been started and it is expected to be completed by the end of year 1997 and opened to traffic in January 1998. Hangzhou Huantong employs approximately 142 employees and is located in Hangzhou, Zhejiang Province, China, Sales for the fiscal year ended December 31, 1995 were approximately $4.6 million (Rmb 38.8 million) with net profit in excess of $3.6 million (Rmb 30 million) ( as such figures are provided in the financial statements of Hangzhou Huantong prepared in accordance with the generally accepted accounting practices and rules applicable to sino-foreign equity joint ventures in China and assuming convertion into United Stated Dollars at a rate of $1.00=Rmb8.31). The acquisition of Hangzhou Huantong will enable the Registrant to participate in the infrastructure projects in China,
                                    2


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which participation presents an excellent opportunity for growth and higher return for the Registrant and its shareholders

CSH from whom the Registrant acquired Hangzhou Huantong, is an affiliate of the Registrant and the major shareholder of the Registrant's common stock. Three directors of the Registrant are also the directors of CSH.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.
-------    -------------------------------------------------------------------
    (a)(b) The required financial statements and pro forma financial information is unavailable as of the date hereof and will be filed by the Registrant pursuant to the requirements of the Securities Exchange Act and the rules and regulations promulgated thereunder within 60 days of the date of the event reported herein.

   (c)  Exhibits
        ---------
1.  Acquisition Agreement








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
                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 7, 1996                 REGAL INTERNATIONAL, INC.



                                      By:----------------------------
                                         Chung Cho Yee, Mico
                                         President








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
                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 7, 1996                   REGAL INTERNATIONAL, INC.



                                         By:	/s/ Chung Cho Yee Mico
                                             -----------------------
                                             Chung Cho Yee, Mico
                                             President








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
                                 EXHIBIT 1

                           ACQUISITION AGREEMENT








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